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                                  EXHIBIT 23.2




                        Consent of Independent Auditors





     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 13, 1994 with respect to the consolidated financial statements of Washington Bancorp, Inc. included in this Registration Statement (Form S-4) and related Prospectus of Hancock Holding Company for the registration of its common stock.



                                                           /s/ ERNST & YOUNG LLP


     New Orleans, Louisiana
     November 9, 1994